UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒    Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

OVERSEAS PARTNERS LTD.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1)	Title of each class of securities to which transaction applies:

COMMON STOCK, PAR VALUE $0.10

2)	Aggregate number of securities to which transaction applies:

118,758,470 SHARES OF COMMON STOCK

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

THE FILING FEE OF $11,800 WAS DETERMINED PURSUANT TO RULE 0-11(c)(2) UNDER THE SECURITIES EXCHANGE ACT OF 1934 BY MULTIPLYING 1/50 OF 1% BY $59,000,000, WHICH IS EQUAL TO THE AGGREGATE OF THE CASH AND THE VALUE OF THE SECURITIES AND OTHER PROPERTY TO BE DISTRIBUTED TO SECURITY HOLDERS.

4)	Proposed maximum aggregate value of transaction:

$59,000,000

5)	Total fee paid:

$11,800

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

OVERSEAS PARTNERS LTD.

Cumberland House

1 Victoria Street

Hamilton, Bermuda, HM GX

NOTICE OF SPECIAL GENERAL MEETING OF SHAREOWNERS

TO BE HELD ON JANUARY 31, 2006

To our Shareowners:

A Special General Meeting of Shareowners of Overseas Partners Ltd. (“OPL” or the “Company”), a Bermuda company, will be held at the Elbow Beach Hotel, 60 South Shore Road, Paget, Bermuda, on January 31, 2006 at 11:00 A.M., for the following purposes:

1.	To approve the winding up of the Company, including the appointment and remuneration of joint liquidators and the distribution of the surplus assets of the Company; and

2.	To transact such other business as may properly come before the meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on December 15, 2005 as the record date for the determination of shareowners entitled to notice of, and to vote at, the meeting. In the event that certain events necessary for the timely winding up of the Company have not occurred on or prior to the date set forth for the Special General Meeting (e.g., the completion of the terminal audit of the Company or the filing of the declaration of solvency of the Company) or unforeseen events occur, the chairman of the Special General Meeting may adjourn the Special General Meeting until February 14, 2006 or such other date or dates as may be designated by the chairman and any proxy previously given (unless validly revoked) shall remain valid until such date. In the event of an adjournment to February 14, 2006 no additional notice will be given.

By order of the Board of Directors,

Mark R. Bridges

Assistant Secretary

Hamilton, Bermuda

December [    ], 2005

IN ORDER THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING, KINDLY SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED STAMPED ENVELOPE. IF YOUR SHARES ARE HELD IN CUSTODY BY WACHOVIA BANK N.A., KINDLY SIGN AND RETURN THE ENCLOSED LETTER OF INSTRUCTION TO ASSURE THAT YOUR SHARES ARE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS.

OVERSEAS PARTNERS LTD.

Cumberland House

One Victoria Street

Hamilton HM GX, Bermuda

PROXY STATEMENT FOR

SPECIAL GENERAL MEETING OF SHAREOWNERS

December     , 2005

Introduction

The accompanying proxy is solicited by the Board of Directors (the “Board”) of Overseas Partners Ltd., a Bermuda company (“OPL” or the “Company”), for the Special General Meeting of Shareowners (the “Meeting”) to be held on January 31, 2006 at the Elbow Beach Hotel, 60 South Shore Road, Paget, Bermuda. This proxy statement and the proxy are being mailed on or about December [ ], 2005 to persons who are shareowners of record on December 15, 2005. In addition to solicitation by mail, proxies may be personally solicited at the direction of OPL’s officers. The expense of this proxy solicitation will be paid by OPL.

Only shareowners of record at the close of business on December 15, 2005 will be entitled to vote at the Meeting. At the close of business on December 15, 2005, there were [118,758,470] shares of Common Stock, $0.10 par value (“Common Stock”), outstanding and entitled to vote at the Meeting. Holders of Common Stock are entitled to one vote per share on all matters voted on by shareowners, except that under OPL’s Bye-laws, the voting rights of any shareowner (other than certain shareowners set forth in OPL’s Bye-laws) who beneficially own more than 10 percent of the voting stock would be limited so that such shareowner may only cast one one-hundredth of a vote for each share owned in excess of 10 percent. No dissenters’ rights are applicable to the matters being voted upon.

It is intended that all shares of Common Stock represented by properly executed proxies, unless otherwise specified on the proxy, will be voted FOR the approval of the winding up of the Company. A shareowner has the right to revoke his or her proxy by sending written notice of revocation to the Secretary of OPL provided the notice is received by the Company no later than January 25, 2006, or by submitting a subsequent proxy that is received by the Company no later than January 25, 2006, or by voting in person at the Meeting.

Saul & Co., nominee for Wachovia Bank N.A. (“Wachovia”), P.O. Box 41784, Philadelphia, PA 19101-1784 is the record owner of [99,710,853 shares], constituting approximately 84% of OPL’s outstanding Common Stock as of December 15, 2005. These shares are held by Wachovia as custodian for shareowners who have elected not to have their shares registered in their name. Wachovia will forward this notice of meeting and proxy statement to these beneficial owners.

Owners of Common Stock held by Wachovia as custodian may direct the voting of their shares by executing and returning to Wachovia before January 25, 2006, the Letter of Instruction that they receive along with this notice of meeting and proxy statement. Shares for which no instructions are timely received will be voted by Wachovia. Wachovia has advised OPL that it intends to vote such shares FOR the approval of the winding up of the Company and FOR the appointment of the joint liquidators.

As used in this Proxy Statement, “dollars” and “$” refer to United States dollars.

SUMMARY TERM SHEET

MATTERS TO BE CONSIDERED AT SPECIAL GENERAL MEETING

(See Pages 4-6 and Annex A)

•	At the Meeting, shareowners will be asked to consider and vote upon a proposal to approve the winding up of the Company, including the appointment and remuneration of joint liquidators and the distribution of the surplus assets of the Company.
•	Attached to this proxy statement as Annex A is a copy of resolutions relating to the winding up. Pursuant to the resolutions, the Company will be liquidated without further action by the shareowners (except as such action may be required by law or as the joint liquidators may deem appropriate).

BACKGROUND

(See Page 4)

•	On February 13, 2002, the Board determined that the Company would cease writing new reinsurance business and begin an orderly run off of its operations with the primary objective of returning capital to its shareowners.
•	Since that time, the Company has substantially sold its operating assets, settled its liabilities and returned a significant portion of its capital to shareowners.
•	In order for shareowners to receive a final distribution of the remaining capital and to terminate their beneficial ownership in the Company, liquidators must be appointed and the Company wound up.

WINDING UP

(See Page 5)

•	The winding up of the Company will be conducted under the direction of the joint liquidators in accordance with Bermuda law.
•	Upon the appointment of the joint liquidators, the Company’s Board will no longer have the powers and responsibility for the Company.
•	The joint liquidators will identify and settle all remaining liabilities of the Company, will distribute to shareowners their pro rata share of OPL’s assets remaining after all claims of creditors has been paid or provided for and dissolve the Company.

TRANSFER OF SHARES; APPRAISAL RIGHTS OF SHAREOWNERS

(See Pages 6-7)

•	Following the approval of the winding up, transfers of shares will require the consent of the joint liquidators.
•	Shareowners will not have appraisal rights or similar rights in connection with the winding up of the Company.

U.S. FEDERAL INCOME TAX CONSEQUENCES

(See Pages 7-9)

•	For shareowners that are U.S. citizens or residents, for U.S. federal income tax purposes, the final liquidating distribution will be treated as payment in exchange for stock.

•	OPL believes it likely will meet the definition of a passive foreign investment company (“PFIC”) for 2006.
•	A U.S. Shareowner of a PFIC has ordinary income treatment for the amount of any gain recognized on the disposition of the shares, including any liquidating distribution treated as gain, and is subject to a special tax and an interest charge on such amount. A U.S. Shareowner that otherwise would have capital gain from distributions from OPL may be able to avoid the ordinary income treatment on such gain and any PFIC penalty by making a qualified electing fund election if the joint liquidators satisfy certain requirements.

VOTING REQUIREMENTS

(See Page 10)

•	Approval of the winding up and appointment of the joint liquidators requires the affirmative vote at the Meeting of the holders of a majority of the voting power of the Company’s Common Shares present in person or represented by proxy at the Meeting (subject to voting restrictions and other Bye-Law provisions).

The Board of Directors recommends that Shareowners

vote FOR the winding up of the Company and

FOR the appointment of the joint liquidators

THE WINDING UP

Background

On February 13, 2002, the Board of OPL announced its decision to restructure OPL and to begin an orderly runoff of its operations. The Board concluded that OPL’s then existing capital structure would not allow it to continue to grow and compete effectively in the reinsurance market while at the same time satisfying the desire of many of OPL’s approximately 98,000 shareowners to have greater liquidity for their investment in OPL, for which there is no trading market and no prospect of such a market.

Since entering into runoff the Company’s operational focus has been to (i) preserve its capital base through various risk management initiatives and cost control; (ii) actively manage and negotiate early settlement of its reinsurance liabilities and real estate debt; (iii) seek opportunistic sales of its real estate assets and reinsurance subsidiaries; and (iv) prudently return capital to its shareowners over time.

The runoff was formalized through a Plan of Liquidation (the “Plan”) adopted, approved and ratified by the Board on March 28, 2003. The Plan provided for the sale of the Company’s assets, the payment of its liabilities and the distribution to shareowners of any capital not required to support the Company’s runoff.

Prior to the runoff decision, the Company had operated in two business segments: reinsurance, and real estate and leasing. The reinsurance activities were primarily conducted through OPL and a number of Bermuda and United States subsidiaries, all of which have now been sold. Most recently, the Company completed the sale of its principal operating subsidiary, Overseas Partners Re Ltd., on September 22, 2005. OPL has commuted, novated or otherwise settled all of its reinsurance obligations at this time and is now no longer licensed as a reinsurance company. The Company’s real estate and leasing activities were owned and managed through United States subsidiaries of Overseas Partners Capital Corp. (“OPCC”), a wholly-owned subsidiary of OPL. OPCC and its subsidiaries sold the Company’s last remaining real estate holdings during the fourth quarter of 2003, and OPCC and all real estate subsidiaries have now been either sold or dissolved.

The runoff activities, including the aforementioned sales of real estate assets and operating subsidiaries, freed up significant amounts of excess capital, which the Company has been distributing to its shareowners with the approval of its insurance regulator in Bermuda, the Bermuda Monetary Authority. Since going into runoff the Company has made four liquidating distributions to shareowners, totaling approximately $1 billion and has declared a further liquidating distribution of $166 million ($1.40 per share) payable on January 4, 2006 to shareowners of record on November 7, 2005.

As a result of these runoff activities and distributions, the Company’s total assets have decreased from approximately $4.29 billion at December 31, 2001 to approximately $238 million as of December [    ], 2005. Similarly, shareowners’ equity has decreased from approximately $1.32 billion at December 31, 2001 to approximately $62 million as of December [    ], 2005.

Winding up process

Prior to the Meeting, a “terminal audit” of the Company will be completed by Deloitte & Touche. Following the completion of the terminal audit, the Directors will file a declaration of solvency with the Bermuda Registrar of Companies. At the Meeting, the shareowners of the Company will be asked to pass a resolution to formally wind up the Company and to appoint Peter C.B. Mitchell and Nigel J.S. Chatterjee of PricewaterhouseCoopers (Bermuda) as joint liquidators to complete the orderly winding-up of the Company.

Under Bermuda law, upon the adoption of the resolutions in favor of the winding up and the appointment of a liquidator, the Board of Directors loses all power and authority, and the liquidator assumes responsibility for the winding up, including the identification and settlement of all remaining liabilities, the distribution of remaining capital to shareowners and the ultimate dissolution of the Company. OPL expects that the employment of all its remaining officers and employees will terminate shortly after the adoption of the resolutions.

The joint liquidators of the Company, in addition to giving specific notice to known creditors, will publish, in appointed newspapers in Bermuda and the United States, notice to creditors of the Company that they should submit any proof of debts due to them by the Company. These notices will usually be published at the same time as publishing notice of the winding up resolution. After the date by which creditors must submit their claims has expired (which must be not less than 14 days from the date of this notice), the joint liquidators of the Company will arrange for the settlement of all of the Company’s outstanding liabilities. The joint liquidators of the Company will distribute the remaining assets of the Company to shareowners, after payment of, or provision for, liabilities and the costs of liquidation, including anticipated fees and expenses of the joint liquidators. The amount of the final distribution to shareowners may be affected by:

•	the amount ultimately realized from the disposal of the Company’s unquoted investment in a Barbados reinsurance company;

•	the outcome of any current, pending or future state or federal tax audits in relation to the Company’s former U.S. real estate operations;

•	the costs associated with, and the outcome of, any current, pending or future litigation or other legal proceedings; and

•	the costs of the liquidation.

The amount of the final distribution to shareowners is not expected to exceed $[            ] million. The joint liquidators’ fees will be affected by the time taken to complete the liquidation. In the absence of unforeseen circumstances, the joint liquidators’ costs are not expected to exceed $[            ].

If distributions to a shareowner are not cashed or otherwise returned to the joint liquidators, the joint liquidators are bound by the laws of Bermuda to pay those funds into the Consolidated Fund (as defined in

The Companies Act of 1981 of Bermuda (the “Companies Act”)). Shareowners who are entitled to those funds can obtain payment by application to the Bermuda Ministry of Finance / Registrar of Companies thereafter. Saul & Co., nominee for Wachovia, is the record owner of [99,710,853] shares. Payments of distributions during the course of the liquidation will be made to that entity. In the event of distributions made by Wachovia to a beneficial owner of shares in the name of Saul & Co. not being cashed, the funds represented by these uncashed distributions will be dealt with in accordance with the laws of escheatment in the United States.

Once the shareowners have authorized the winding up of the Company and the appointment of the joint liquidators, the Company will no longer be obligated under Bermuda law to provide audited annual financial statements to its shareowners. However, in the event that the winding up process continues for more than one year, the liquidator is required to convene a General Meeting of Shareowners after each anniversary of the shareowners’ vote to wind up the Company (each, a “Subsequent Shareowners’ Meeting”) and must lay before the meeting a statement of receipts and payments.

The final general meeting of the Company is not required to be convened by individual notice to each shareowner but requires one month’s notice in an appointed newspaper in Bermuda and will conclude the corporate action necessary to liquidate the Company. At the final general meeting the joint liquidators’ accounts of the liquidation will be received and resolutions will be passed determining the manner in which the Company’s books and records will be disposed of and the Company will be dissolved.

Within one week after the final general meeting is held, the joint liquidators must notify the Bermuda Registrar of Companies that the Company has been dissolved. The Registrar will record that fact and the date of the dissolution (i.e., the date of the final general meeting) in the appropriate register. Subsequently, a certificate of dissolution will be issued by the Registrar (usually between three to six weeks after the final general meeting).

If no quorum is present at the final general meeting, the Company may be dissolved on the date for which the final general meeting was summoned by the joint liquidators’ notification of same to the Bermuda Registrar of Companies pursuant to Section 213(3) of the Companies Act.

It is too early to accurately determine the date of final dissolution at this time, but the Company believes that the dissolution will be completed by the end of 2006 if events unfold according to plan.

Transfers of Shares

Following the approval of the winding up, shareowners will be permitted to transfer shares only with the prior written consent of the joint liquidators.

Government Approvals

Other than compliance with the provisions of Bermuda law, in order to effect the winding up and dissolution of the Company, no federal or state regulatory requirements or approvals must be complied with or obtained in connection with the winding up and dissolution of the Company.

Appraisal Rights of Shareowners

Under Bermuda law, shareowners are not entitled to any rights of appraisal or similar rights in connection with the approval of the winding up contemplated by this proxy statement.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

Each shareowner should consult his or her own tax advisor concerning the tax implications of the winding up. For convenience, the following general discussion summarizes certain U.S. federal income tax consequences of the final liquidating distributions based on the U.S. Internal Revenue Code of 1986, as amended, on the Treasury Regulations promulgated thereunder, and on judicial and administrative interpretations thereof, all as in effect on the date of this proxy statement and all of which are subject to change. It does not address the tax consequences for any holder other than a U.S. Shareowner. A U.S. Shareowner is a citizen or resident of the U.S., a corporation or other entity taxable as a corporation, in either case organized in or under the laws of the U.S. or any state or political subdivision thereof, or an estate or trust that is subject to U.S. federal income taxation without regard to the source of its income. This summary does not address state, local, or foreign tax laws that may affect taxation of shareowners. In addition, it does not address the tax consequences to certain persons subject to special tax provisions of U.S. federal income tax law, such as tax-exempt organizations, qualified retirement plans, persons who acquire their stock through exercise of employee stock options or otherwise as compensation, or persons who hold their shares as ordinary assets and not as capital assets.

General Rules for Liquidating Distributions

The liquidating distribution or distributions made by the joint liquidators are treated as a payment in exchange for stock for U.S. federal income tax purposes. Absent application of the passive foreign investment company (“PFIC”) rules described below, a U.S. Shareowner generally would recognize capital gain or capital loss on the difference between (i) the value of the consideration received in a liquidating distribution for each common share of OPL and (ii) such shareowner’s adjusted tax basis in each common share. Any such capital gain or loss would be long-term capital gain or loss if the U.S. Shareowner held the common shares for more than one year on the date of distribution and short-term capital gain or loss if the U.S. Shareowner held the common shares for one year or less on the date of distribution. In this case, where there has been a series of liquidating distributions, amounts paid are first applied to basis (i.e., tax cost); distributions would only be taxed once the aggregate amount of the distributions exceeds such basis. Capital losses on a series of liquidating distributions may be recognized only when a U.S. Shareowner receives the final liquidating distribution with respect to his or her common shares.

General PFIC Rules

Sections 1291 through 1298 of the Internal Revenue Code contain special rules applicable to United States shareowners of foreign corporations that are PFICs. In general, a foreign corporation will be a PFIC for a year if 75% or more of its gross income constitutes “passive income” or 50% or more of its assets produce passive income. Beginning in 2006, when OPL no longer has any subsidiaries in the insurance business, OPL believes it likely will meet the PFIC definition because all of its assets will be investment assets, none of which support any insurance business. In the event that OPL is a PFIC for a year, the general capital gain rule for liquidating distributions will not apply to any OPL liquidating distribution made in that year unless the shareowner can and does make a qualified electing fund (“QEF”) election as described in the following section titled “QEF Election.”

Absent a QEF election, any gain recognized by a U.S. Shareowner after the company becomes a PFIC will be taxed at ordinary income rates rather than capital gain rates. As a result, to the extent a distribution received by a U.S. Shareowner after 2005 exceeds any remaining basis in his or her shares after taking into account prior distributions, the U.S. Shareowner will be taxable on that distribution at ordinary income rates.

In addition, a U.S. Shareowner of a PFIC is subject to a special tax and an interest charge on the amount of any gain recognized on the disposition of the shares, including any liquidating distribution treated as gain. The special tax and interest charge generally are designed to capture the value of the deferral in the payment of taxes that are deemed due under the PFIC rules during the period that the U.S. Shareowner owns the shares while the company is a PFIC. If the winding up is completed by the end of 2006, the special tax and interest charge should not apply to the final distributions; however, if a distribution is made after 2006, it will be subject to the special tax and interest charge.

The PFIC rules do not apply to losses on the disposition of shares. Thus, a U.S. Shareowner that will recognize a loss upon the final distribution generally should have a capital loss and will not be subject to the special tax and interest charge discussed above nor be required to make the QEF election.

QEF Election

A U.S. Shareowner that otherwise would have capital gain from distributions from OPL would be able to avoid ordinary income treatment and any PFIC penalty by making a QEF election and agreeing to be taxed currently on his or her share of the income of the Company. In accordance with such an election, the U.S. Shareowner would be required to include (i) in ordinary income currently his or her proportionate share of OPL’s ordinary income and (ii) in long-term capital gains his or her proportionate share of OPL’s net capital gain for each year the election is in effect, even if such income is not distributed. The U.S. Shareowner would not have to pay tax on any subsequent distribution of amounts with respect to which tax was already paid.

A U.S. Shareowner would make a QEF election on the IRS Form 8621 attached to his or her federal tax return for the first year of the election and for each year thereafter. In order for OPL’s U.S. Shareowners to make QEF elections, however, OPL will have to agree to provide certain information and agree to permit the investor to inspect and copy OPL’s permanent books of account, records, and such other documents as may be maintained by OPL that are necessary to establish that OPL’s ordinary earnings and net capital gain are computed in accordance with U.S. income tax principles. It will be the decision of the joint liquidators whether and how to address those requirements.

DIRECTORS’ AND OFFICERS’ INTERESTS IN THE LIQUIDATION

Information relating to the share ownership of directors and executive officers is incorporated by reference to OPL’s Proxy Statement for the 2005 Annual General Meeting as filed with the Securities and Exchange Commission on June 30, 2005. It is expected that the employment contracts of the remaining executive officers will be terminated on or around January 31, 2006. Such executive officers will be entitled to the severance benefits and retention awards pursuant to the terms of their employment as disclosed in Exhibit 10(d) to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, which is incorporated herein by reference.

STATEMENTS REGARDING FORWARD LOOKING-INFORMATION

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. Some of the statements contained in this Securities and Exchange Commission filing contain forward-looking information. Forward-looking statements are statements other than historical information or statements of current condition. Some forward-looking statements can be identified by the use of such words as “expect,” “believe,” “hope,” “goal,” “plan,” “intend,” “estimate,” “may” and “will” or similar words. These forward-looking statements relate to OPL’s plans and objectives for future operations including OPL’s policy on future distributions.

You should be aware that these statements are subject to risks, uncertainties and other factors, that could cause the actual results to differ materially from those suggested by the forward-looking statements. Accordingly, there can be no assurance that those indicated results will be realized. Among the important factors that could cause actual results to differ materially from those indicated by our forward-looking statements are:

•	Uncertainties relating to government and regulatory policies;

•	Uncertainty of the ultimate realizable value of our unquoted investment in a Barbados reinsurance company;

•	Losses due to interest rate fluctuations and volatility in the U.S. financial markets which could affect our investment portfolio;

•	The costs of the liquidation process;

•	Adverse outcomes from any current, pending or future state or federal tax audits in relation to our former U.S. real estate operations; and

•	The resolution of any current, pending or future litigation or other legal proceedings.

We do not undertake any duty to update these forward-looking statements in any manner.

OTHER BUSINESS

The resolutions to be voted on at the Meeting include a resolution approving the minutes of the 2005 Annual General Meeting. Approval of the minutes of the 2005 Annual General Meeting does not constitute approval of any of the actions taken at that meeting.

The Board is not aware of any business to be conducted at the Meeting other than the proposals described in this Proxy Statement. However, should any other matters requiring a vote of the shareowners arise, the proxies named in the accompanying proxy or Letter of Instruction will vote in accordance with their best judgment.

VOTING REQUIREMENTS

OPL’s Bye-laws provide that at any General Meeting of Shareowners two shareowners present in person and representing in person or by proxy in excess of 50% of the outstanding voting shares of Common Stock will constitute a quorum for the meeting. The Bye-laws further provide that most questions brought before the General Meeting will be decided by a simple majority of the votes cast, unless otherwise provided by specific Bye-laws or the Companies Act.

The approval of the winding up will require a simple majority of 50% plus one of the votes cast. Abstentions will have no effect on the outcome of the voting.

SHAREOWNER PROPOSALS AND COMMUNICATIONS WITH THE BOARD

Shareowners wishing to communicate with the Board or an individual Board member concerning the Company may do so by writing to the Board or to the particular Board Member and mailing the correspondence to: Attention: Senior Vice President, Shareowner Relations, Overseas Partners Ltd., Cumberland House, P.O. Box 1581, 1 Victoria Street, Hamilton, Bermuda, HM GX, Telephone: 441-295-0788. These communications will be forwarded to the director or directors to whom they are addressed.

If the resolution for the winding up of the Company is adopted by shareowners at the Meeting, there will not be a 2006 Annual General Meeting or any further Annual General Meetings.

If the resolution for the winding up of the Company is not adopted by the shareowners, notice of a proposal which a shareowner wishes to raise at the 2006 Annual General Meeting must be received by the Secretary of the Company not more than 60 days and not less than 30 days in advance of the 2006 Annual General Meeting in order to be considered timely under the Company’s Bye-laws. However, in the event that the Company gives shareowners less than 40 days’ notice of the date of the 2006 Annual General Meeting, notice of a proposal by a shareowner, to be timely, must be received not later than the close of business on the tenth day following the date that notice of the 2006 Annual General Meeting was mailed or public disclosure was made, whichever first occurs.

FINANCIAL STATEMENTS

The financial statements of OPL as of and for the year ended December 31, 2004 and as of and for the three- and nine-month periods ended September 30, 2005 are incorporated herein by reference to OPL’s Annual Report on Form 10-K for the year ended December 31, 2004 and OPL’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, respectively. The selected financial data included under Item 6 of OPL’s Annual Report for the year ended December 31, 2004 are incorporated herein by reference.

INCORPORATION BY REFERENCE

This proxy statement incorporates documents by reference which are not presented in or delivered with this proxy statement.

You should rely only on the information contained in this document delivered with this proxy statement or that we have referred to you. We have not authorized anyone to provide you with information that is different.

The following documents which have been filed by the Company with the Securities and Exchange Commission, are incorporated by reference to the proxy statement.

•	The Company’s Annual Report on Form 10-K for the year ended December 31, 2004;

•	Exhibit 10(d) to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004;

•	The Company’s Quarterly Reports on Form 10-Q for the quarterly periods ending March 31, 2005, June 30, 2005 and September 30, 2005;

•	The Company’s Current Reports on Form 8-K filed with the SEC on April 1, 2005, September 9, 2005 and September 22, 2005; and

•	The Company’s Proxy Statement on Schedule 14A for the 2005 Annual General Meeting filed with the SEC on June 30, 2005.

All documents filed by OPL pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this preliminary proxy statement and before the date of the Meeting are incorporated by reference into and are made a part of this proxy statement from the date of filing those documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this proxy statement will be deemed to be modified or superseded for the purposes of this proxy statement to the extent that a statement contained in this proxy statement or other subsequently filed document that is deemed to be incorporated by reference into this proxy statement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this proxy statement.

A copy of any and all of the information that has been incorporated by reference into this proxy statement (not including exhibits to such information, unless such exhibits are specifically incorporated by reference) may be obtained, without charge, by each person to whom this proxy statement is delivered, upon written or oral request to:

Assistant Secretary

Overseas Partners Ltd.

Cumberland House

One Victoria Street

Hamilton HM GX, Bermuda

Telephone: 441-295-0788

Annex A

APPROVAL OF RESOLUTIONS TO EFFECT THE WINDING UP OF OVERSEAS PARTNERS LTD.

The Board recommends the adoption of the following resolutions:

RESOLVED

1.	THAT the minutes of the annual general meeting of shareowners of the Company held on August 8, 2005 be approved;

2.	THAT the Company be wound up voluntarily pursuant to the provisions of the Companies Act 1981;

3.	THAT Peter C.B. Mitchell and Nigel J.S. Chatterjee be appointed joint liquidators, to act both jointly and severally, for the purposes of such winding up, such appointment to be effective forthwith;

4.	THAT the joint liquidators be and they are hereby authorized to distribute the surplus assets in specie as they may determine;

5.	THAT the joint liquidators be and they are hereby authorized to appoint attorneys-in-fact to act on their behalf in their absence from Bermuda; and

6.	THAT the joint liquidators be remunerated for all work reasonably and properly carried out in the winding up of the Company, together with reasonable out-of-pocket expenses and proper disbursements incurred in connection with the winding up.

The adoption of the foregoing resolutions requires the affirmative vote of a majority of the voting power of the Common Shares of the Company present in person or represented by proxy at the Meeting (subject to voting restrictions and other Bye-Law provisions).